FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): March 6, 2003

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(513) 784-8000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

On March 6, 2003, Chiquita Brands International, Inc. entered into a definitive agreement to sell its subsidiary, Chiquita Processed Foods, L.L.C., to Seneca Foods Corporation. Chiquita Processed Foods is a processor and distributor of private-label and branded canned vegetables. The transaction is subject to certain conditions, including regulatory approval. Reference is made to Chiquita’s press release dated March 6, 2003, attached as Exhibit 99.1, the Purchase Agreement, attached as Exhibit 10.1, and the related ancillary documents described in Item 7, below.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c ) Exhibits.

10.1	Purchase Agreement by and among Seneca Foods Corporation, Chiquita Brands International, Inc. and Friday Holdings, L.L.C. dated as of March 6, 2003.

10.2	Form of Certificate of Amendment to Certificate of Incorporation of Seneca Foods Corporation setting forth the terms of the preferred stock to be issued as partial payment for the equity interest in Chiquita Processed Foods, L.L.C.

10.3	Form of Registration Rights Agreement between Seneca Foods Corporation and Friday Holdings, L.L.C.

99.1	News release of Chiquita Brands International, Inc. dated March 6, 2003 announcing definitive agreement to sell Chiquita Processed Foods L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2003	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ William A. Tsacalis William A. Tsacalis Vice President and Controller